EXHIBIT 10.1

EXCHANGE AGREEMENT

Between
TABATHA I, Inc.
and
ZIGEN, Inc.

Dated February 25, 2005

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 25th day of February 2005 by and between TABATHA I, Inc., a Colorado corporation (hereinafter referred to as "TABATHA I"), Zigen, Inc., a Texas corporation (hereinafter referred to as "ZIG"), and all of the shareholders of ZIG (“Shareholders”) upon the following premises:

Premises

WHEREAS, TABATHA I is a publicly held corporation organized under the laws of the State of Colorado;

WHEREAS, ZIG is a corporation organized under the laws of the State of Texas;

WHEREAS, management of the constituent corporations have determined that it is in the best interest of the parties that TABATHA I acquire I00% of the issued and outstanding securities of ZIG in exchange for the issuance of certain shares of TABATHA I to the Shareholders (the "Exchange") on the terms described herein; and

WHEREAS, TABATHA I and the Shareholders desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(I)(B) of the Internal Revenue Code of I986,as amended (the "code").

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ZIGEN, INC.

As an inducement to, and to obtain the reliance of TABATHA I, except as set forth on the ZIG Schedules (as hereinafter defined), ZIG represents and warrants as follows:

Section I.0I Organization. ZIG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Complete and correct Articles of Incorporation and Bylaws as in effect on the date hereof, have been delivered to TABATHA I. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of ZIG’s Articles of Incorporation or Bylaws. ZIG has taken all actions required by law, its Articles of Incorporation or Bylaws, or otherwise to authorize the execution and delivery of this Agreement. ZIG has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation and Bylaws and otherwise to consummate the transactions herein contemplated.

Section I.02 Capitalization. The authorized capitalization of ZIG consists of I,000 shares of common stock, of which I,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section I.03 Subsidiaries and Predecessor Corporations. ZIG does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section I.04 Financial Statements.

(a) All such financial statements have been prepared in accordance with generally accepted accounting principles. The ZIG balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of ZIG. ZIG did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of ZIG in accordance with generally accepted accounting principles.

(b) ZIG has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(c) ZIG has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(d) The books and records, financial and otherwise, of ZIG are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of ZIG's assets are reflected on its financial statements, and, except as set forth in the ZIG Schedules or the financial statements of ZIG or the notes thereto, ZIG has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section I.05 Information. The information concerning ZIG set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, ZIG has fully disclosed in writing to TABATHA I all information relating to matters involving ZIG or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability of ZIG.

Section I.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued ZIG common stock.

Section I.07 Absence of Certain Changes or Events. Except as set forth in this Agreement;

(a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of ZIG or (ii) any damage, destruction, or loss to ZIG (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of ZIG;

(b) ZIG has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ZIG balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $I0,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $I0,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ZIG; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(c)  to the best knowledge of ZIG, ZIG has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of ZIG.

Section I.08 Title and Related Matters. ZIG has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent ZIG balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent and (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; ZIG owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with ZIG business; no third party has any right to, and ZIG has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of ZIG or any material portion of its properties, assets, or rights.

Section I.09 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of ZIG after reasonable investigation, threatened by or against ZIG or affecting ZIG or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ZIG does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section I.I0 Contracts.

(a) There are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which ZIG is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least one-hundred thousand dollars ($I00,000));

(b) All material contracts, agreements, franchises, license agreements, and other commitments to which ZIG is a party or by which its properties are bound and which are material to the operations of ZIG taken as a whole are valid and enforceable by ZIG in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(c) ZIG is not a party to or bound by, and the properties of ZIG are not subject to any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of ZIG; and

(d) ZIG is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) material agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which ZIG is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $50,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former (on or after Jan. I, 2005) officer or director of ZIG.

Section I.II Material Contract Defaults. ZIG is not in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment and there is no event of default in any material respect under any such material contract, agreement, lease, or other commitment in respect of which ZIG has not taken adequate steps to prevent such a default from occurring.

Section I.I2 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which ZIG is a party or to which any of its properties or operations are subject.

Section I.I3 Governmental Authorizations. ZIG has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by ZIG of this Agreement and the consummation by ZIG of the transactions contemplated hereby.

Section I.I4 Compliance With Laws and Regulations. To the best of its knowledge ZIG has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ZIG or except to the extent that noncompliance would not result in the occurrence of any material liability for ZIG.

Section I.I5 Insurance. All of the properties of ZIG are insured for an amount deemed reasonable.

Section I.I6 Approval of Agreement. The board of directors of ZIG has authorized the execution and delivery of this Agreement by ZIG and has approved this Agreement and the transactions contemplated hereby.

Section I.I7 Valid Obligation. This Agreement and all agreements and other documents executed by ZIG in connection herewith constitute the valid and binding obligation of ZIG, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TABATHA I

As an inducement to, and to obtain the reliance of ZIG and the ZIG Shareholders, except as set forth in the TABATHA I Schedules (as hereinafter defined), TABATHA I represents and warrants as follows:

Section 2.0I Organization. TABATHA I is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of TABATHA I's certificate of incorporation or bylaws. TABATHA I has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and TABATHA I has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. TABATHA I's authorized capitalization consists of 100,000,000 shares of common stock with no par value of which 8,302,500 shares are issued and outstanding. No shares of preferred stock or any other claim of common stock are authorized. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. TABATHA I does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Securities Filings; Financial Statements.

(a) For at least the past twenty-four months TABATHA I has timely filed all forms, reports and documents required to be filed with the Securities and Exchange Commission, and has heretofore delivered to ZIG, in the form filed with the Commission, (i) all quarterly and annual reports on Forms I0-QSB and I0-KSB filed since December 3I, 200I (ii) all other reports filed by TABATHA I with the Securities and Exchange Commission since December 3I, 200I, (collectively, the "SEC Reports") and (iii) all comment letters from the Securities and Exchange Commission with respect to the SEC Reports. The SEC Reports (i) were prepared in accordance with the requirements of the Securities Exchange Act of I934 or the Securities Act of I933, as appropriate, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date hereof none of its SEC Reports need to be amended to correct any prior disclosure in order for prior SEC Reports to not contain any untrue statement of material fact or omission to state any material fact. TABATHA I is current in all of its obligations under federal securities laws.

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The TABATHA I balance sheets present fairly as of their respective dates the financial condition of TABATHA I. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, TABATHA I had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of TABATHA I, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) TABATHA I has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(d) TABATHA I has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(e) The books and records, financial and otherwise, of TABATHA I are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(f) All of TABATHA I's assets are reflected on its financial statements, and, except as set forth in the TABATHA I Schedules or the financial statements of TABATHA I or the notes thereto, TABATHA I has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05 Information. The information concerning TABATHA I set forth in this Agreement and the TABATHA I Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, TABATHA I has fully disclosed in writing to ZIG (through this Agreement or the TABATHA I Schedules) all information relating to matters involving TABATHA I or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $5,000 liability of TABATHA I.

Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to any issued and outstanding capital stock or to any authorized and unissued capital stock of TABATHA I.

Section 2.07 Absence of Certain Changes or Events. Since the date of the most recent TABATHA I balance sheet:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of TABATHA I or (ii) any damage, destruction or loss to TABATHA I (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of TABATHA I;

(b) TABATHA I has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of TABATHA I; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $I,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) TABATHA I has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof or with respect to outstanding common stock; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent TABATHA I balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $I000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $I000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of TABATHA I; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to the best knowledge of TABATHA I, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of TABATHA I.

Section 2.08 Title and Related Matters. TABATHA I has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent TABATHA I balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the TABATHA I Schedules. Except as set forth in the TABATHA I Schedules, TABATHA I owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with TABATHA I's business. Except as set forth in the TABATHA I Schedules, no third party has any right to, and TABATHA I has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of TABATHA I or any material portion of its properties, assets, or rights.

Section 2.09 Litigation and Proceedings. There are no actions, SEC inquires (formal or informal), suits, proceedings or investigations pending or, to the knowledge TABATHA I after reasonable investigation, threatened by or against TABATHA I or affecting TABATHA I or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. TABATHA I has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.I0 Contracts.

(a)  TABATHA I is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(b) All contracts, agreements, franchises, license agreements, and other commitments to which TABATHA I is a party or by which its properties are bound and which are material to the operations of TABATHA I taken as a whole are valid and enforceable by TABATHA I in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(c) TABATHA I is not a party to or bound by, and the properties of TABATHA I are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of TABATHA I; and

(d) Except as included or described in the TABATHA I Schedules or reflected in the most recent TABATHA I balance sheet, TABATHA I is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which TABATHA I is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of TABATHA I.

(e)  Any and all contracts (written or verbal) by and between TABATHA I and Jimmy Wang and TABATHA I and Bob Smith have been terminated. TABATHA I does not owe these parties any monies, shares of its common stock or any other consideration.

Section 2.II Material Contract Defaults. TABATHA I is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of TABATHA I and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which TABATHA I has not taken adequate steps to prevent such a default from occurring.

Section 2.I2 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which TABATHA I is a party or to which any of its assets or operations are subject.

Section 2.I3 Governmental Authorizations. TABATHA I has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by TABATHA I of this Agreement and the consummation by TABATHA I of the transactions contemplated hereby.

Section 2.I4 Compliance With Laws and Regulations. To the best of its knowledge, TABATHA I has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of TABATHA I or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.I5 Insurance. All of the properties of TABATHA I are fully insured for their full replacement cost.

Section 2.I6 Approval of Agreement. The board of directors of TABATHA I has authorized the execution and delivery of this Agreement by TABATHA I and has approved this Agreement and the transactions contemplated hereby and will recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby.

Section 2.I7 Continuity of Business Enterprises. TABATHA I has no commitment or present intention to liquidate ZIG or sell or otherwise dispose of a material portion of ZIG’s business or assets following the consummation of the transactions contemplated hereby.

Section 2.I8 Material Transactions or Affiliations. Except as disclosed herein and in the TABATHA I Schedules, there exists no contract, agreement or arrangement between TABATHA I and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by TABATHA I to own beneficially, 5% or more of the issued and outstanding common stock of TABATHA I and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of TABATHA I has, or has had since inception of TABATHA I, any known interest, direct or indirect, in any such transaction with TABATHA I which was material to the business of TABATHA I. TABATHA I has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.I9 Bank Accounts; Power of Attorney. Set forth in Schedule 2.I9 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by TABATHA I within the past twelve (I2) months, the account numbers thereof, and all persons authorized to sign or act on behalf of TABATHA I, (b) all safe deposit boxes and other similar custodial arrangements maintained by TABATHA I within the past twelve (I2) months, and (c) the names of all persons holding powers of attorney from TABATHA I or who are otherwise authorized to act on behalf of TABATHA I with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.20 Valid Obligation. This Agreement and all agreements and other documents executed by TABATHA I in connection herewith constitute the valid and binding obligation of TABATHA I, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE III

PLAN OF EXCHANGE

Section 3.0I The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each ZIG Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of ZIG in the aggregate constituting I00% of the issued and outstanding shares of common stock of ZIG held by each of such shareholders; the objective of such Exchange being the acquisition by TABATHA I of I00% of the issued and outstanding common stock of ZIG. In exchange for the transfer of such securities by the ZIG Shareholders, TABATHA I shall issue to the ZIG Shareholders (I) an aggregate of approximately 73,000,000 shares of common stock of TABATHA I (the "Initial Shares"). At the Closing, each ZIG Shareholder shall, on surrender of his certificate or certificates representing such ZIG shares to TABATHA I or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Initial Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the ZIG Shareholders, all of the shares of capital stock of ZIG shall be held by TABATHA I.

Section 3.02 Anti-Dilution. The number of shares of TABATHA I common stock issuable upon exchange pursuant to Section 3.0I shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the TABATHA I common stock which may occur (i) between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares, and (ii) between the date of the execution of this Agreement and the release date, as to the Additional Shares.

Section 3.03 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on February 25, 2005 ("Closing Date"). Such Closing shall take place at a mutually agreeable time and place.

Section 3.04 Closing Events. At the Closing, TABATHA I, ZIG and each of the Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, TABATHA I shall provide an opinion of counsel in the form attached hereto as Exhibit “A”.

ARTICLE IV

SPECIAL COVENANTS

Section 4.0I Access to Properties and Records. TABATHA I and ZIG will each afford to the officers and authorized representatives of the other full access to the properties, books and records of TABATHA I or ZIG, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other.

Section 4.02 Delivery of Books and Records. At the Closing, ZIG shall deliver to TABATHA I the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of ZIG now in the possession of ZIG or its representatives.

Section 4.03 Third Party Consents and Certificates. TABATHA I and ZIG agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Reserved.

Section 4.05 Reserved.

Section 4.06 Reserved.

Section 4.07 Reserved.

Section 4.08 Exclusive Dealing Rights. Until 5:00 P.M. Central Daylight Time on February 28, 2005.

(a) In recognition of the substantial time and effort which TABATHA I has spent and will continue to spend in investigating ZIG and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither ZIG, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than TABATHA I and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, or similar transactions involving ZIG (all such transactions being referred to as "ZIG Acquisition Transactions"). If ZIG receives any proposal with respect to a ZIG Acquisition Transaction, it will immediately communicate to TABATHA I the fact that it has received such proposal and the principal terms thereof.

(b) In recognition of the substantial time and effort which ZIG has spent and will continue to spend in investigating TABATHA I and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither TABATHA I, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than ZIG and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of TABATHA I) or similar transactions involving TABATHA I (all such transactions being referred to as "TABATHA I Acquisition Transactions"). If TABATHA I receives any proposal with respect to a TABATHA I Acquisition Transaction, it will immediately communicate to ZIG the fact that it has received such proposal and the principal terms thereof.

Section 4.09 Actions Prior to Closing.

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the TABATHA I Schedules or ZIG Schedules or as permitted or contemplated by this Agreement, TABATHA I (subject to paragraph (d) below) and ZIG respectively, will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, neither TABATHA I nor ZIG will:

(i) make any changes in their articles or certificate of incorporation or bylaws;

(ii) take any action described in Section I.07 in the case of ZIG , or in Section 2.07, in the case of TABATHA I (all except as permitted therein or as disclosed in the applicable party's schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations (other than the Divestiture), sell any shares of capital stock (other than as contemplated in Sections 4.07 and 4.08 hereof and the sale of securities underlying existing warrants or options of TABATHA I) or conduct any similar transactions other than in the ordinary course of business.

(c) In light of the fact that ZIG Shareholders will control TABATHA I as a result of the Exchange, from and after the date of this Agreement until the Closing Date, TABATHA I shall take no action which is material to its business without the prior written approval of ZIG , which ZIG may give or withhold in its sole discretion after consultation with TABATHA I.

Section 4.I0 Reserved.

Section 4.II Indemnification.

(a) ZIG hereby agrees to indemnify TABATHA I and each of the officers, agents and directors of TABATHA I as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b) TABATHA I hereby agrees to indemnify ZIG and each of the officers, agents, and directors of ZIG and each of the ZIG Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

Section 4.I2 Indemnification of Subsequent Corporate Actions. No officer, director, controlling shareholder, agent or representative of TABATHA I, or any other person currently affiliated with TABATHA I, has offered or agreed to assist in the promotion, market making, development, enhancement, or support of TABATHA I’s business, capital raising, or securities market.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF TABATHA I

The obligations of TABATHA I under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.0I Accuracy of Representations and Performance of Covenants. The representations and warranties made by ZIG in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). ZIG shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ZIG prior to or at the Closing.

Section 5.02 Reserved.

Section 5.03 Good Standing. TABATHA I shall have received a certificate of good standing from ZIG , dated as of a date within ten days prior to the Closing Date certifying that ZIG is in good standing as a corporation in the State of Texas.

Section 5.04 Approval by ZIG Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.0I, by the holders of not less than ninety percent (90%) of the outstanding common stock of ZIG, unless a lesser number is agreed to by TABATHA I.

Section 5.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of TABATHA I and ZIG after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.07 Other Items. TABATHA I shall have received a list of ZIG Shareholders containing the name, address, and number of shares held by each ZIG Shareholder as of the date of Closing, certified by an executive officer of ZIG as being true, complete and accurate.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF ZIGEN, INC AND THE ZIG SHAREHOLDERS

The obligations of ZIG and the ZIG Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.0I Accuracy of Representations and Performance of Covenants. The representations and warranties made by TABATHA I in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, TABATHA I shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by TABATHA I and shall have satisfied the conditions described below prior to or at the Closing:

(a) Immediately prior to the Closing, TABATHA I shall have no more than an aggregate of 8,302,500 shares of common stock issued and outstanding or issuable pursuant to outstanding warrants and options, excluding any shares issuable pursuant to the Exchange.

(b) The shareholders of TABATHA I shall have approved the Exchange and the related transactions described herein.

Section 6.02 Reserved.

Section 6.03 Good Standing. ZIG shall have received a certificate of good standing from the Secretary of State of the State of Colorado or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that TABATHA I is in good standing as a corporation in the State of Colorado and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Other Items. ZIG shall have received an acceptable legal opinion as contemplated in Section 3.04.

ARTICLE VII

MISCELLANEOUS

Section 7.0I Brokers. TABATHA I and ZIG agree that, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. TABATHA I and ZIG each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Texas without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to TABATHA I, to:
        TABATHA I, INC.
            Attention: Diane Thelan
            1926 S. Oswego Way
            Aurora, Colorado 80114

         If to ZIG , to:  ZIGEN, INC.
            Attention: Kevan Casey
            III7 Herkimer Street
            Houston, Texas 77008

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (I) business day prior to the release thereof.

Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.08 Third Party Beneficiaries. This contract is strictly between TABATHA I and ZIG, and, except as specifically provided, no director, officer, stockholder (other than the ZIG Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses. Whether or not the Exchange is consummated, each of TABATHA I and ZIG will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.I0 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.II Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 7.I2 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.I3 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.I4 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:      TABATHA I, INC.

_____________________     ___________________
Secretary             BY: John Ballard
                    President

ATTEST:      ZIGEN , INC.

___________________            ___________________
Secretary               BY: Carl A. Chase
              President

The undersigned shareholders of ZIGEN, Inc. hereby agree to participate in the Exchange on the terms set forth above. Subject to Section 7.II above, each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of ZIGEN, INC. set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.

_______________________________
Kevan Casey, trustee for Silver Star Holdings Trust

_______________________________
Carl A. Chase, individually

EXHIBIT A

LEGAL OPINION

Tabatha I’s Counsel’s legal opinion shall contain opinions, the substance of which are set forth below. Capitalized terms not defined below shall have the meanings set forth in the Exchange Agreement (the “Agreement”).

(a) Tabatha I is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, the jurisdiction of its incorporation, and has the full corporate power and authority to own its properties and to carry on its business as now being conducted.

(b) Tabatha I has full power and authority to execute, deliver and perform its obligations under the Agreements, and all corporate actions or approvals required for the execution, delivery and performance thereof by Tabatha I have been duly taken or obtained.

(c) The Agreement has been duly executed and delivered by Tabatha I and constitute the legal, valid and binding obligations of Tabatha I, enforceable against it in accordance with its terms.

(d) Neither the execution and delivery by Tabatha I of the Agreement nor its compliance with the provisions thereof constitute or will constitute a violation of the Articles of Incorporation or bylaws of Tabatha I or the application provisions of any statutory laws or regulations, or, to our knowledge, breach or result in a default under any material contract or agreement to which Tabatha I is now a party or by which it or its property is bound, or, to our knowledge, any judgment, writ, order or decree of any governmental authority by which Tabatha I or its property is bound.

(e)  To our knowledge, there is not pending or overtly threatened action, suit or proceeding against Tabatha I or its properties before any governmental authority (a) seeking to enjoin, prevent or challenge the transactions set forth in the Agreements or claiming damages with respect thereto, or (b) in which the likelihood of an outcome materially and adversely affecting Tabatha I, its business or financial condition, or its ability to duly perform its obligations under the Agreements, is not remote.

(f) The stock was issued to Zigen, Inc.’s shareholders pursuant to an exemption under the Securities Act of 1933.